UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 12, 2007

Excelsior Private Equity Fund II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-22277	22-3510108
(Commission File Number)	(IRS Employer Identification No.)

225 High Ridge Road Stamford, CT	06905
(Address of Principal Executive Offices)	(Zip Code)

(203) 352-4400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 12, 2007, the Registrant completed the sale and the disposition of substantially all of its non-cash assets. The disposition was structured as an asset sale, whereby under the terms of a Purchase and Sale Agreement (the “Purchase Agreement”), dated as of April 2, 2007, between AIG PineStar Capital II, L.P., a Cayman Islands exempted limited partnership (“AIG”) and the Registrant, the Registrant sold all of its investment interests in Advanced Technology Ventures V, L.P., Brand Equity I, L.P., Brentwood Associates III, L.P., Broadview Capital Partners, L.P., Communications Ventures III, L.P., Friedman Fleischer & Lowe Capital Partners, L.P., Mayfield X, L.P., Mayfield X Annex, Mid-Atlantic Venture Fund III, L.P., Quad-C Partners V L.P., Sevin Rosen Fund, L.P., Trinity Ventures VI, L.P., ClearOrbit, Inc., Mosaica Education, Inc., and Metrigen, Inc. to AIG for a cash purchase price payment of $6,622,884 (as a result of certain adjustments pursuant to the terms of the Purchase Agreement).

The Registrant’s shareholders approved the sale to AIG at a special shareholders’ meeting held on June 22, 2007 at the offices of United States Trust Company, National Association. At that same meeting the shareholders also approved the liquidation and dissolution of the Registrant, and the Registrant is in the process of implementing such liquidation and dissolution.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Shell Company Transactions

Not Applicable.

(d)	Exhibits

2.1	Purchase and Sale Agreement, dated April 2, 2007, between the Registrant and AIG (filed as Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 18, 2007 (File No. 811-08149) and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelsior Private Equity Fund II, Inc.
(Registrant)

Date: July 16, 2007	/s/ David R. Bailin
David R. Bailin Co-Chief Executive Officer

Date: July 16, 2007	/s/ Raghav V. Nandagopal
Raghav V. Nandagopal Co-Chief Executive Officer

Date: July 16, 2007	/s/ Steven Suss
Steven Suss Treasurer (Principal Financial Officer)